Exhibit 99.1

COMARCO, INC. DECLARES SPECIAL CASH DIVIDEND

OF $1.00 PER SHARE

Provides Update on Progress on Strategic Milestones for FY2008

Lake Forest, Calif., March 13, 2007 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource mobile power products for notebook computers, cellular telephones, and other handheld devices, today announced that its Board of Directors has declared a special cash dividend of $1.00 per share on its common stock. The special dividend will be paid on April 23, 2007 to shareholders of record on April 5, 2007.

“The combination of our strong balance sheet, return generated from our investment in SwisQual AG, and the finalization of our fiscal 2008 business plan has enabled us to enhance shareholder returns through this special cash dividend,” Tom Franza, Chairman and CEO, commented. “Even with this special dividend payment, Comarco expects to have sufficient resources to fund operations and pursue strategic objectives that are designed to drive significant growth beginning in fiscal 2009. Looking forward, there are a number of critical milestones that we need to accomplish during the course of fiscal 2008 in both our ChargeSource and WTS businesses that will demonstrate our potential to further enhance value for our shareholders.”

“We are tremendously excited about the opportunities ahead for Comarco,” Mr. Franza continued. “We still have a lot of work to do, but we are confident that during fiscal 2008 we will be able to show good progress on many of the strategic initiatives that we put in place last year. We expect that fiscal 2008 will be a transition year as we execute on signing new distribution partners and introduce new products and technologies. Our successful execution in fiscal 2008 will set the stage for strong growth in fiscal 2009.”

The Company expects to announce its financial results for the fourth quarter ended January 31, 2007 in late April 2007.

ChargeSource

As discussed during our third quarter conference call in December 2006, the Company is working to expand its presence in the retail channels worldwide. Comarco will offer a broad product line covering the home/office and travel segments and improved supply chain lead-time and product costs. Additionally, the Company expects to expand its reseller/distributor network to increase retail unit sell-through.

Also during fiscal 2008, the Company will continue to work closely with multiple major notebook computer manufacturers to offer OEM-branded options based on Comarco patented technology. Finally, the Company expects to formalize a relationship with a major manufacturing partner for high-volume production of its patented ChargeSource technology for small, lightweight, high-power devices. This partnership will allow Comarco to participate in the large “in-the-box” market, offering a significant opportunity for incremental revenue.

WTS

25541 Commercentre Drive Lake Forest, CA 92630         Office: (949) 599-7400         Fax: (949) 599-1415

In November 2006, Comarco announced an alliance with ASCOM AG, a leading Swiss company with the largest installed base of wireless Quality of Service (“QoS”) systems in the world. Under the agreement, the companies will work together to develop, promote and sell next-generation 3G and 4G wireless network optimization, test, and QoS systems. The Company expects to complete the harmonization of Comarco and ASCOM technologies related to QoS benchmarking and introduce its new products in the second half of fiscal 2008. The new QoS benchmarking products will have world-class features and performance and will be sold throughout the world through the combined efforts of both companies.

Comarco is also developing an engineering optimization product called “Symphony Opti” that will allow the Company to enter the adjacent optimization market. These hardware and software tools, which are expected to be available during the second half of fiscal 2008, will allow carriers to trouble shoot and resolve those network deficiencies identified by their QoS/benchmarking programs.

Finally, the Company is completing the development of a distributed test product called “Quota” that uses Comarco application software installed in the operating system of consumer “smart phones.” This software product allows the phones to act as mini-test sites, collecting quality and standards data related to voice, video, e-mail, SMS and other phone services. Feedback from potential customers has been very positive and initial orders are anticipated in fiscal 2008.

Special Dividend

With respect to the special dividend, the Comarco Board of Directors has determined that the Company has adequate available cash to allow it to provide its shareholders with a special dividend. The Board was satisfied that the Company’s cash reserves after this dividend will provide adequate liquidity to fund operations and continue to invest in its business to execute the Company’s strategic objectives.

This special dividend should not be construed as a determination by the Board of Directors to pay regular dividends. Any consideration of future dividends will be based on Comarco’s operating results, financial condition, cash requirements, future prospects and other factors.

Shareholders are encouraged to consult with their financial advisors regarding the implications of the ex-dividend and holder of record dates and their tax advisors regarding the tax treatment of the special cash dividend. The ex-dividend date will be determined by the National Association of Securities Dealers, Inc.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors,

25541 Commercentre Drive Lake Forest, CA 92630         Office: (949) 599-7400         Fax: (949) 599-1415

including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; competitors’ release of competitive products and other actions and risks relating to the replacement of the exclusive distributor of our WTS products in Europe. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2006 and quarterly reports on Form 10-Q for the interim periods of fiscal 2007.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of wireless test solutions for field test applications, wireless emergency call box systems, and ChargeSource universal mobile power products for laptop computers, cellular telephones, and other handheld devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Tom Franza	Dan Lutz	Douglas Sherk/Jenifer Kirtland
President and CEO	Vice President and CFO	CEO/Managing Director
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7440	(949) 599-7556	(415) 896-6820
tfranza@comarco.com	dlutz@comarco.com	dsherk@evcgroup.com

25541 Commercentre Drive Lake Forest, CA 92630         Office: (949) 599-7400         Fax: (949) 599-1415